UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Item 9.01	Financial Statements and Exhibits

SIGNATURES

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2012, Donald K. Whitaker notified GameTech International, Inc. (the “Company”) of his resignation from the board of directors, effective immediately.  On October 8, 2012, Scott H. Shackelton, and Edward Graves, in their capacity as directors, appointed Andrew Robinson and Patrick Crawford to the Company’s board of directors.  Subsequent to the appointments, Mr. Graves notified GameTech International of his resignation effective immediately.  Following the appointments of Messrs. Robinson and Crawford, Mr. Shackelton notified the Company of his resignation from the board.  Each of Mr. Graves’, Mr. Shackelton’s, and Mr. Whitaker’s resignation was not a result of any disagreement with the Company regarding the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Prior to the resignation of Mr. Shackelton, but following the resignation of Mr. Graves and Mr. Whitaker from the board of directors on October 8, 2012, the Company’s board of directors unanimously approved an amendment to Section 2.2 of the Company’s Bylaws to allow the board of directors to consist of not less than one (1) and not more than fifteen (15) directors.

The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

3.2	Fifth Amended and Restated Bylaws (effective as of October 8, 2012)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:  /s/ Andrew Robinson
Andrew Robinson
Senior Vice President & Chief Financial Officer

Dated:           October 15, 2012

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